EXHIBIT 31.1
CERTIFICATION
I, Sam Owusu-Akyaw, certify that:
1. I have reviewed this Amendment No. 2 on Form 10-K/A of Osteotech, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: October 29, 2010

By:	/s/ Sam Owusu-Akyaw Sam Owusu-Akyaw Chief Executive Officer (Principal Executive Officer)